EXHIBIT INDEX

(i)      Opinion and Consent of Counsel.

(j)      Independent Auditors' Consent.

(q)(1) Directors' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.

(q)(2) Officers' Power of Attorney to sign amendments to this Registration Statement, dated Jan. 9, 2002.